CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  July 31, 2013
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On July 31, 2013, the Company authorized the issuance of 84,716,865 shares of Common Stock to Nexia Holdings Inc. in exchange for $169,434 in debt settlement of related party obligations owed to Nexia by the Company that will be removed from the Company’s liabilities.  The shares were issue with a restrictive legend to Nexia, the parent corporation of the Company.  The new shares were issued at a value per share of $0.002. This value, (50% of the reported market value on the date the issuance was approved) reflects the restrictions placed on the shares, the lack of a liquid market and price volatility for the shares.   The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01                                Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

 N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of August, 2013.

 Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President